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EXHIBIT 32.1

EXPRESS SYSTEMS, CORPORATIN.
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Express Systems, Inc. (the “Company”) on Form 10-QSB for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Randle Barrington-Foote, President, CEO, and Director of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Randle Barrington-Foote
________________________
Randle Barrington-Foote
President, CEO, and Director